UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

iQSTEL Inc.

(Exact name of registrant as specified in its charter)

Nevada	45-2808620
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:  None.

 Item 1.         Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share (the “Common Stock”), of iQSTEL Inc. (the “Company”), to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus forming a part of the Company’s Registration Statement on Form S-1 (Registration No. 333-277029), initially filed with the Securities and Exchange Commission (the “Commission”) on February 13, 2024, as subsequently amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.         Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 12, 2025

iQSTEL Inc.

By:	/s/ Alvaro Quintana Cardona
Alvaro Quintana Cardona
Chief Financial Officer

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